UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2025

SCIENTIFIC ENERGY, INC.

(Exact name of registrant as specified in its charter)

Utah	000-50559	87-0680657
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room M, 21F, Tong Nam A Commercial Centre, 180 Alameda Dr. Carlos Dassumpcao, Macau

(Address of principal executive offices)

(852) 2530 - 2089

(Telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 — Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On December 22, 2025, Scientific Energy, Inc. (the “Company”) filed a Form 15 (Certification and Notice of Termination of Registration) with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 12g-4(a)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to terminate the registration of its class of common stock under Section 12(g) of the Exchange Act.

The Company is eligible to terminate its registration under Section 12(g) because it has fewer than 300 holders of record of its common stock. As a result of the filing of the Form 15, the Company’s obligation to file reports with the SEC under Sections 13(a) and 15(d) of the Exchange Act was immediately suspended, and the registration of the Company’s common stock under Section 12(g) will be terminated 90 days after the filing date, unless the SEC objects.

The Company has not filed a registration statement under the Securities Act of 1933, as amended, and therefore does not have any reporting obligations under Section 15(d) of the Exchange Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCIENTIFIC ENERGY, INC.

By:  /s/ Stanley Chan

Stanley Chan

Chief Executive Officer

December 22, 2025